PURCHASE AGREEMENT

by and between

Heartland Bridge Capital, Inc.
a Delaware corporation,

on the one hand

and

Digisort LLC
a Texas limited liability company

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the “Agreement”) is dated as of November  18, 2011 (the “Effective Date”), by and among Heartland Bridge Capital, Inc., a Delaware corporation (“HLBC”), on the one hand, and Digisort LLC, a Texas limited liability company (“Digisort”), on the other hand.  Each of HLBC and Digisort shall be referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, HLBC owns 100% of the issued and outstanding securities of the iSafe Entities, as set forth in Exhibit A attached hereto (the “iSafe Securities”)

WHEREAS, HLBC desires to sell and Digisort desires to purchase all of the iSafe Securities in accordance with the terms set forth herein;

WHEREAS, the Parties desire and intend that the transactions contemplated by this Agreement will be a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations, and warranties herein contained, it is agreed between the Parties hereto as follows:

ARTICLE 1
SALE AND PURCHASE OF THE ISAFE SECURITIES

1.1           Sale of the iSafe Securities.  At the Closing (as defined in Section 4.1), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties, and agreements herein contained, HLBC shall sell to and Digisort shall purchase all of the iSafe Securities.

1.2           Purchase Price.  As consideration for the purchase of the iSafe Securities (the “Purchase Price”), Digisort shall pay to HLBC a total of Two Hundred Fifty Thousand Dollars ($250,000) (the “Cash”), One Hundred Thirty Thousand (130,000) shares of HLBC common stock (the “HLBC Common Shares”) and warrants to purchase Fifty Thousand (50,000) shares of HLBC common stock with an exercise price of $3.05 per share, in the form attached hereto as Exhibit B (the “HLBC Warrants”).  Together, the Cash, HLBC Common Shares, and the HLBC Warrants are referred to herein as the “Payment.”

ARTICLE 2
REPRESENTATIONS AND WARRANTIES
OF THE ISAFE ENTITIES AND HLBC

2.1           Representations and Warranties of HLBC.  To induce Digisort to enter into this Agreement and to consummate the transactions contemplated hereby, HLBC represents and warrants as of the date hereof and as of the Closing, as follows:

2.1.1           Authority of HLBC; Transfer of iSafe Securities.  HLBC has the full right, power, and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein.  This Agreement and all of the Exhibits attached hereto constitute the legal, valid, and binding obligation of HLBC.  HLBC shall transfer title in and to the iSafe Securities to Digisort free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands, and claims of any kind or nature whatsoever, whether direct or indirect or contingent.

2.1.2           Corporate Existence and Authority of  HLBC and the iSafe Entities.  HLBC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.  iSafe Canada is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Alberta, Canada.  iSafe Texas is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas.  eMedi-Safe is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas.  HLBC and all of the iSafe Entities have all requisite power, franchises, licenses, permits, and authority to own their own properties and assets and to carry on their respective businesses as they have been and continue to be conducted.  HLBC and the iSafe Entities are in good standing in each state, nation, or other jurisdiction in each state, nation, or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

2.1.3           Capitalization of The iSafe Entities.  The authorized equity securities of iSafe Canada consists of an unlimited number of shares of Class “A” common stock, of which Five Hundred Thousand (500,000) shares are issued and outstanding as set forth on Exhibit A, an unlimited number of shares of Class “B” common stock, none of which are issued and outstanding, and an unlimited number of shares of preferred stock, none of which are issued and outstanding.  No other shares of the iSafe Canada are issued and outstanding.  Both iSafe Texas and eMedi-Safe are limited partnerships with the individuals and entities listed on Exhibit A owning the ownership percentage indicated on Exhibit A, which represents 100% of the ownership of both entities.  All of the issued and outstanding shares and partnership interests, as applicable, have been duly and validly issued in accordance and compliance with all applicable laws, rules, regulations, and agreements and are fully paid and nonassessable.  Other than as set forth in Schedule 2.1.3, there are no options, warrants, rights, calls, commitments, plans, contracts, or other agreements of any character granted or issued by the iSafe Entities which provide for the purchase, issuance, or transfer of any shares or interests of the iSafe Entities, nor are there any outstanding securities granted or issued by the iSafe Entities that are convertible into any shares or interests of the iSafe Entities, and none are authorized.  The iSafe Entities are not obligated or committed to purchase, redeem, or otherwise acquire any of their equity or interests.  All presently exercisable voting rights in the iSafe Entities are vested exclusively in the outstanding securities and interests listed on Exhibit A and there are no voting trusts or other voting arrangements with respect to any of the iSafe Entities’ equity securities or interests.

2.1.4           Subsidiaries.  “Subsidiary” or “Subsidiaries” means all corporations, trusts, partnerships, associations, joint ventures, or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts, or otherwise.  “Person” means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity.  The iSafe Entities do not have any Subsidiaries.

2.1.5           Execution of Agreement.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify, or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law, or any other restriction of any kind to which the Digisort or HLBC are a party or by which any of them or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription, or restriction on any property or asset (whether real, personal, mixed, tangible, or intangible), right, contract, agreement, or business of HLBC, Digisort, or the iSafe Entities; (c) violate any law, rule, or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on Digisort or HLBC or any of their respective actions.

2.1.6           Taxes.

2.1.6.1       All taxes, assessments, fees, penalties, interest, and other governmental charges with respect to the iSafe Entities which have become due and payable as of the date hereof have been paid in full or adequately reserved against by the iSafe Entities, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees’ income withholding, social security, and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

2.1.6.2       There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the iSafe Entities, nor are there any actions, suits, proceedings, investigations, or claims now pending against the iSafe Entities, nor are there any actions, suits, proceedings, investigations, or claims now pending against the iSafe Entities in respect of any tax or assessment, or any matters under discussion with any federal, state, local, or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against the iSafe Entities; and

2.1.6.3       The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against the iSafe Entities.

2.1.7           Disputes and Litigation.  Except as set forth in Schedule 2.1.7, (a) there are no suits, actions, litigation, proceedings, investigations, claims, complaints, or accusations pending, threatened against, or affecting HLBC or  the iSafe Entities or any of their properties, assets, or business or to which it is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning, or building laws, regulations, or ordinances which affect or could affect HLBC or  the iSafe Entities or any of its properties, equipment, assets, or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment, or award by any court, arbitrator, or governmental body against or affecting HLBC or  the iSafe Entities or any of their properties, assets, or businesses.  There is no litigation, proceeding, investigation, claim, complaint, or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of HLBC or any such person’s heirs, executors, or administrators as against HLBC.

2.1.8           Compliance with Laws.  The iSafe Entities have at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign, and other laws, rules, and regulations.  The iSafe Entities have filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local, or foreign governmental agency and all such returns, reports, documents, and information are true and complete in all respects.  All permits, licenses, orders, franchises, and approvals of all federal, state, local, or foreign governmental or regulatory bodies required of the iSafe Entities for the conduct of their businesses have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval.  Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by the iSafe Entities.

2.1.9           Books and Records.  The iSafe Entities keeps its books, records, and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practices and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities, and equities.  The minute books of the iSafe Entities contain records of the iSafe Holders’s meetings and of action taken by such iSafe Holders.  The iSafe Holders’s meetings referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted.  The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.  Attached hereto on Schedule 2.1.10 is a list of all contracts and agreements to which the iSafe Entities are a party or obligated as of the Closing Date, and the iSafe Entities hereby represent and warrant that there are no other material contracts or agreements in existence as of the Closing Date.

2.1.10         Securities Representations.  HLBC hereby represents and warrants as of the date hereof and as of the Closing, as follows:

(a)
acknowledge that the HLBC Securities are restricted securities under Rule 144 of the Act and, therefore, any certificates reflecting the ownership interest in the HLBC Securities will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            (g)           No Backup Withholding.  The Social Security Number or taxpayer identification shown in this Agreement is correct, and HLBC is not subject to backup withholding because (i) HLBC  has not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified HLBC that it is no longer subject to backup withholding.

2.1.11           Leases.  The iSafe Entities either own or have valid and existing leases with all facilities where its offices are located or where any of the iSafe Entities’s equipment or other assets are located.

2.1.12           Assets.  The iSafe Entities own certain non-cash assets, including, but not limited to, those listed on Schedule 2.1.12.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF DIGISORT

3.1           Representations and Warranties of Digisort.  To induce HLBC to enter into this Agreement and to consummate the transactions contemplated hereby Digisort represents and warrants, as of the date hereof and as of the Closing, as follows:

3.1.1           Authority of Digisort.  Digisort has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein.  This Agreement and all of the Exhibits attached hereto constitute the legal, valid, and binding obligation of Digisort.

3.1.2           Corporate Existence and Authority of Digisort.  Digisort is a limited liability company  duly organized, validly existing, and in good standing under the laws of the State of Texas.  It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted.  It is in good standing in each state, nation, or other jurisdiction in each state, nation, or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

3.1.3           Execution of Agreement.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify, or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law, or any other restriction of any kind to which Digisort is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription, or restriction on any property or asset (whether real, personal, mixed, tangible, or intangible), right, contract, agreement, or business of Digisort; (c) violate any law, rule, or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on Digisort or any of its actions.

ARTICLE 4
CLOSING AND DELIVERY OF DOCUMENTS

4.1           Closing.  The Closing (the “Closing”) shall take place remotely at the offices of The Lebrecht Group, APLC, 9900 Research Drive, Irvine, CA 92618, no later than the close of business (Pacific Standard Time) on November 18, 2011, or at such other place, date, and time as the Parties may agree in writing (the “Closing Date”).

4.2           Deliveries by Digisort.  At the Closing:

4.2.1           Digisort shall deliver to HLBC:

(a)	written confirmation of the approval of this Agreement and the herein described transactions by Digisort’s Board of Directors;

(b)	the Payment; and

(c)	an officer’s certificate, executed by the President of Digisort, in the form attached hereto asExhibit D.

4.3           Delivery by HLBC.  At the Closing, or as otherwise set forth below:

4.3.1           HLBC shall deliver to Digisort:

(a)	an officer’s certificate, executed by the CEO of HLBC, in the form attached hereto asExhibit E; and

(b)	written confirmation of the approval of this Agreement and the herein described transactions by HLBC’s Board of Directors.

(c)	the iSafe Securities; and

(d)	stock powers or other required evidence of transfer of the iSafe Securities to Digisort.

ARTICLE 5
CONDITIONS, TERMINATION, AMENDMENT, AND WAIVER

5.1           Conditions Precedent.  This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

5.1.1           The obligation of Digisort to make the Payment and to satisfy its other obligations hereunder shall be subject to the fulfillment (or waiver by HLBC), at or prior to the Closing, of the following conditions, which HLBC agrees to use their best efforts to cause to be fulfilled:

(a)           Representations, Performance.  If the Closing Date is not the date hereof, the representations and warranties contained in Section 2.1 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; HLBC shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and HLBC shall have delivered to Digisort a certificate dated the Closing Date, and signed by its Chief Executive Officer, as applicable, to the effect set forth above in this Section.

(b)           Consents.  Any required consent to the transactions contemplated by this Agreement shall have been obtained or waived.

(c)           Litigation.  No suit, action, arbitration, or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which is likely to affect materially the value of the iSafe Entities, other than as set forth in Schedule 2.1.7.

(d)           Proceedings and Documentation.  All proceedings of the iSafe Entities in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be satisfactory in form and substance to Digisort and Digisort’s counsel, and Digisort and Digisort’s counsel shall have received all such receipts, documents, and instruments, or copies thereof, certified if requested, to which Digisort is entitled and as may be reasonably requested.

(e)           Property Loss.  No portion of the iSafe Entities’s assets shall have been destroyed or damaged or taken by condemnation under circumstances where the loss thereof will not be substantially reimbursed to Digisort through the proceeds of applicable insurance or condemnation award.

(f)           Consents and Approvals.  All material licenses, permits, consents, approvals, authorizations, qualifications, and orders of governmental or regulatory bodies which are (1) necessary to enable Digisort to fully operate the business of the iSafe Entities as contemplated from and after the Closing shall have been obtained and be in full force and effect, or (2) necessary for the consummation of the transactions contemplated hereby, shall have been obtained.  Any notices to or consents of any party to any agreement or commitment constituting part of the transactions contemplated hereby, or otherwise required to consummate any such transactions, shall have been delivered or obtained.

5.1.2           The obligation of HLBC to deliver the iSafe Securities and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by HLBC), at or prior to the Closing, of the following conditions, which Digisort agrees to use its best efforts to cause to be fulfilled:

(a)           Representations, Performance.  If the Closing Date is not the date hereof, the representations and warranties contained in Section 3.1 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; Digisort shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b)           Proceedings and Documentation.  All corporate and other proceedings of Digisort in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to  HLBC and their counsel, and they have received all such receipts, documents, and instruments, or copies thereof, certified if requested, to which HLBC is entitled and as may be reasonably requested.

5.2           Termination.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date only by the mutual consent of all of the Parties.

5.3           Waiver and Amendment.  Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof.  The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party’s right at a later time to enforce the same.  No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty.  No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

ARTICLE 6
COVENANTS, INDEMNIFICATION

6.1           To induce Digisort to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, HLBC covenants and agrees as follows:

6.1.1           Notices and Approvals.  HLBC agrees: (a) to give all notices to third parties which may be necessary or deemed desirable by Digisort in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use their best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by Digisort in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use their best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by Digisort in connection with this Agreement and the consummation of the transactions contemplated hereby.

6.1.2           Information for HLBC’s Statements and Applications.  HLBC and their employees, accountants, and attorneys shall cooperate fully with Digisort in the preparation of any statements or applications made by HLBC to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish Digisort with all information concerning the iSafe Entities necessary or deemed desirable by Digisort for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

6.1.3           Access to Information.  Digisort, together with its appropriate attorneys, agents, and representatives, shall be permitted to make a full and complete investigation of the iSafe Entities and have full access to all of the books and records of the iSafe Entities during reasonable business hours.  Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

6.2           To induce  HLBC to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation, or warranty made, Digisort covenants and agrees as follows:

6.2.1           Access to Information.  HLBC, together with their appropriate attorneys, agents, and representatives, shall be permitted to make a full and complete investigation of Digisort and have full access to all of the books and records of Digisort during reasonable business hours.  Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

6.3           Indemnification.

6.3.1           Indemnity of  Digisort.  HLBC agrees to indemnify, defend, and hold  Digisort harmless from and against any and all Losses (as hereinafter defined) arising out of or resulting from the breach by HLBC of any representation, warranty, covenant, or agreement of HLBC contained in this Agreement or the schedules and exhibits hereto.  For purposes of Section 6.3, the term “Losses” shall mean all damages, costs, and expenses (including reasonable attorneys’ fees) of every kind, nature, or description, it being the intent of the Parties that the amount of any such Loss shall be the amount necessary to restore the indemnified party to the position it would have been in (economically or otherwise), including any costs or expenses incident to such restoration, had the breach, event, occurrence, or condition occasioning such Loss never occurred.  Notwithstanding the foregoing provisions of this section, no claim for indemnification shall be made by the Digisort under this Section unless and until the aggregate amount of all Losses of  Digisort in respect thereof shall exceed $5,000.

6.3.2           Indemnity of HLBC.   Digisort, and each of them, hereby agrees to indemnify, defend, and hold HLBC harmless from and against any and all Losses arising out of or resulting from the breach by Digisort of any representation, warranty, agreement, or covenant contained in this Agreement or the exhibits and schedules hereto, including, without limitation, the failure to disclose any liabilities or material contracts or agreements pursuant to Section 2.1.10.  HLBC shall have the right to offset any Losses incurred and actually paid pursuant to this Section 6.3.2 against any amounts due from Digisort to HLBC, however, any offset shall not act as HLBC’s sole remedy.  Notwithstanding the foregoing provisions of this Section, no claim for indemnification shall be made by HLBC under this Section unless and until the aggregate amount of all Losses of HLBC in respect thereof shall exceed $5,000.

6.3.3           Indemnification Procedure.

(a)           An indemnified party shall notify the indemnifying party of any claim of such indemnified party for indemnification under this Agreement within thirty days of the date on which such indemnified party or an executive officer or representative of such indemnified party first becomes aware of the existence of such claim.  Such notice shall specify the nature of such claim in reasonable detail and the indemnifying party shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for such claim.  The failure to so notify the indemnifying party within such thirty-day period shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any additional loss that occurred as a result of the failure of such person to give such notice.

In the event any indemnified party is entitled to indemnification hereunder based upon a claim asserted by a third party (including a claim arising from an assertion or potential assertion of a claim for Taxes), the indemnifying party shall be given prompt notice thereof, in reasonable detail.  The failure to so notify the indemnifying party shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice.  The indemnifying party shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so not later than twenty days following notice thereof by the indemnifying party or such shorter time period as required so that the interests of the indemnified party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both an indemnifying party and an indemnified party and the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party.  If the indemnifying party does not so choose to defend or prosecute any such claim asserted by a third party for which any indemnified party would be entitled to indemnification hereunder, then the indemnified party shall be entitled to recover from the indemnifying party, on a monthly basis, all of its attorneys’ reasonable fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim.  Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the indemnified party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld).

(b)           The indemnifying party and the indemnified party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss.  The indemnified party shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation.  Except for fees and expenses for which indemnification is provided pursuant to Section 6.3, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this paragraph (b).

ARTICLE 7
MISCELLANEOUS

7.1           Expenses.  Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party’s covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants’ fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same, and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

7.2           Notices.  Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be delivered by facsimile or overnight courier to the following addresses:

To HLBC:

James F. Groelinger
Chief Executive Officer
Heartland Bridge Capital, Inc.
1 International Boulevard, Suite 400
Mahwah, NJ  07495
E-mail: jgroelinger@hbcapital.com
Fax:  (518) 252-3917

with a copy to:

The Lebrecht Group, APLC
9900 Research Drive
Irvine, CA  92618
Facsimile No.: (949) 635-1244
Attn:  Craig V. Butler, Esq.
E-mail:  cbutler@thelebrechtgroup.com

To Digisort LLC:

Harry P. Pond
610 S 11th St
Richmond, TX 77469
E-mail: rockhpond@gmail.com

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

7.3           Entire Agreement.  This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

7.4           Survival of Representations.  All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates, or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder.  All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto.  Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

7.5           Incorporated by Reference.  All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

7.6           Remedies Cumulative.  No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

7.7           Execution of Additional Documents.  Each Party hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

7.8           Finders and Related Fees.  Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus, or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

7.9           Governing Law.  This Agreement has been negotiated and executed in the State of Texas and shall be construed and enforced in accordance with the laws of such state.

7.10           Forum.  Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Fort Bend County, Texas.

7.11           Attorneys Fees.  Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to, arbitration, the prevailing Party shall be reimbursed by the nonprevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys fees exclusive of such amount of attorneys fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

7.12           Binding Effect and Assignment.  This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, and assigns.

7.13           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

[remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“HLBC”	“Digisort”

Heartland Bridge Capital, Inc.,	Digisort LLC
a Delaware corporation	a Texas limited liability company

/s/ James F. Groelinger	/s/ Harry P. Pond
By: James F. Groelinger	By: Harry P. Pond
Its: Chief Executive Officer	Its: President